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                                     April 10, 2000



Allmerica Financial Life Insurance and Annuity Company
440 Lincoln Street
Worcester, MA 01653


RE:   SEPARATE ACCOUNT SPL-D OF ALLMERICA FINANCIAL
      LIFE INSURANCE AND ANNUITY COMPANY
      FILE NO.'S:  333-83997 AND 811-09505

Gentlemen:

In my capacity as Assistant Vice President and Counsel of Allmerica Financial Life Insurance and Annuity Company (the "Company"), I have participated in the preparation of this Post-Effective Amendment No. 1 to the Registration Statement for Separate Account SPL-D on Form S-6 under the Securities Act of 1933 with respect to the Company's modified single premium variable life insurance policies.

I am of the following opinion:

1. The Separate Account SPL-D is a separate account of the Company validly existing pursuant to the Delaware Insurance Code and the regulations issued thereunder.

2. The assets held in the Separate Account SPL-D equal to the reserves and other Policy liabilities of the Policies which are supported by the Allmerica Select Separate Account II are not chargeable with liabilities arising out of any other business the Company may conduct.

3. The individual modified single premium variable life insurance policies, when issued in accordance with the Prospectus contained in the Post-Effective Amendment to the Registration Statement and upon compliance with applicable local law, will be legal and binding obligations of the Company in accordance with their terms and when sold will be legally issued, fully paid and non-assessable.

In arriving at the foregoing opinion, I have made such examination of law and examined such records and other documents as in my judgment are necessary or appropriate.

I hereby consent to the filing of this opinion as an exhibit to the Post-Effective Amendment to the Registration Statement of the Separate Account SPL-D on Form S-6 filed under the Securities Act of 1933.

                                          Very truly yours,

                                          /s/ Sheila B. St. Hilaire

                                          Sheila B. St. Hilaire
                                          Assistant Vice President and Counsel